AMENDED AND RESTATED SUPERVISION AND ADMINISTRATION AGREEMENT

SUPERVISION AND ADMINISTRATION AGREEMENT (“Agreement”) was first entered into on October 20, 2008 between Global X Funds (“Trust”), a Delaware business trust, and Global X Management Company LLC (“Administrator” or “Global X Management”).

WHEREAS, the Trust is registered with the Securities and Exchange Commission (“SEC”) as an open-end management investment company under the Investment Company Act of 1940, as amended (“1940 Act”), whose shares of beneficial interest (“Shares”) are registered under the Securities Act of 1933, as amended and are listed or will be listed on NYSE Arca platform for exchange traded funds (“ETF”); and

WHEREAS, the Trust is authorized to issue Shares in separate ETF series, as specified in Schedule A hereto (as amended from time to time), with each such ETF series (“Fund”) representing interests in a separate portfolio of securities and other assets; and

WHEREAS, pursuant to an Investment Advisory Agreement dated October 20, 2008, between the Trust and Global X Management Company LLC (“Investment Advisory Agreement”), the Trust has retained Global X Management Company LLC (“GXMC”) to provide investment advisory services with respect to each Fund specified in Schedule A to the Investment Advisory Agreement in the manner and on the terms set forth therein; and

WHEREAS, the Trust has retained GXMC, in accordance with the terms of this Agreement, to provide and/or procure supervisory, administrative and other services reasonably necessary to each Fund and its shareholders, including services that may be deemed to constitute distribution-related services with respect to Shares, and

WHEREAS, GXMC has agreed to provide and/or procure supervisory, administrative and other services reasonably necessary to each Fund and its shareholder in the manner and on the terms hereinafter set forth;

WHEREAS, the Trust and GXMC now wishes to revise the Agreement in order to clarify the fees and expenses, as described in Section 8 hereof, that will be assumed by the GXMC under this Agreement and those that will be paid by the Trust on behalf of the Funds.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

1. Appointment. The Trust has appointed GXMC, as the Administrator, to provide or procure the supervisory, administrative and other services reasonably necessary for each Fund for the period and on the terms set forth in this Agreement, as supplemented from time to time. GXMC, as the Administrator, accepts such appointment and agrees during such period to render or procure the services herein set forth for the compensation herein provided.

In the event the Trust establishes and designates additional ETF series with respect to which it desires to retain GXMC to render or procure supervisory, administrative and other services reasonably necessary for each Fund, it shall notify the GXMC in writing. If GXMC is willing to render or procure such services it shall notify the Trust in writing, whereupon the portfolio represented by such additional ETF series shall become a Fund hereunder.

2. Duties. Subject to the general supervision of the Board of Trustees of the Trust, GXMC shall provide or cause to be furnished all supervisory, administrative and other services reasonably necessary for the operation of the Funds, including certain distribution services (provided pursuant to a separate Distribution Agreement between the Trust and SEI Investments Distribution Co. (“SEI”)), certain shareholder and distribution-related services (provided pursuant to a separate Rule 12b-1 Plan and related agreements) and investment advisory services (provided pursuant to a separate Investment Advisory Agreement between the Trust and GXMC). For each Fund, the Distribution Agreement, Rule 12b-1 Plan and related agreements and the Investment Advisory Agreement will be separately considered and approved by the Board of Trustees of the Trust in accordance with all applicable requirements of the 1940 Act and the rules thereunder.

(a) Supervisory and Administrative Services. These services shall include the following:

(i) The Administrator shall supervise and coordinate matters relating to the operation of each Fund, including any necessary coordination among the investment adviser, the sub-administrator, custodian, transfer agent, dividend disbursing agent, securities lending agent, recordkeeping agent, valuation or pricing agents, accountants, attorneys, and other parties performing services or operational functions for each Fund. In connection with the supervision of the pricing and valuation of each Fund, the GXMC shall establish such systems and procedures as are necessary to carry out this function, including systems and procedures relating to defaulted securities; forensic reporting and monitoring of securities and derivatives pricing, including checks and balances against internal models and external pricing services; tracking and reviewing fair valued securities; supervising pricing vendors; monitoring for significant events occurring after the close of trading that may affect the value of portfolio holdings; and establishing net asset value estimation processes in the event the custodian cannot produce a net asset value for Shares of a Fund.

(ii) The Administrator shall provide each Funds, at the Administrator’s expense, with adequate personnel, office space, communications facilities, and other facilities necessary for the effective administration of the Fund as contemplated in this Agreement as well as provide the Fund, at the Administrator’s expense, with the services of a sufficient number of persons competent to perform such administrative and clerical functions as are necessary to ensure compliance with federal securities laws and other applicable laws.

(iii) The Administrator shall maintain or supervise the maintenance by third parties of such books and records of the Trust and each Fund as may be required by applicable federal or state law, other than the records and ledgers maintained under the Investment Advisory Agreement.

(iv) The Administrator shall prepare or supervise the preparation by third parties of all federal, state, local, and foreign tax returns and reports of each Fund required by applicable law.

(v) The Administrator shall prepare, file, and arrange for the distribution of proxy materials and periodic reports to shareholders of each Fund, as required by applicable law.

(vi) The Administrator shall prepare and arrange for the filing of such registration statements and other documents with the SEC and other federal and state or other regulatory authorities as may be required to register the Shares of each Fund and qualify the Trust to do business or as otherwise required by applicable law. The Administrator shall maintain registration of the Shares of each Fund in such other jurisdictions as it deems necessary and appropriate. The Administrator shall maintain a review and certification program and internal controls and procedures in accordance with relevant provisions of the Sarbanes Oxley Act of 2002 as applicable to registered investment companies. The Administrator shall maintain systems necessary to provide or procure required disclosure in each Fund’s registration statement, shareholder reports, proxy statements and similar regulatory documents, and each Fund’s proxy voting information.

(vii) The Administrator shall take such other action with respect to the Funds as may be required by applicable law, including without limitation the rules and regulations of the SEC, the Commodity Futures Trading Commission, state securities commissions and other governmental and regulatory agencies. Such actions shall include, but are not limited to: establishment and maintenance of a compliance program in accordance with Rule 38a-1 under the 1940 Act, support of the Trust’s Chief Compliance Officer, and systems and procedures necessary to effectuate the compliance program.

(viii) The Administrator shall provide each Fund with administrative services for shareholders of the Funds, including: the maintenance of a shareholder call center; shareholder transaction processing; the provision of certain statistical information and performance of the Funds; a web servicing platform and internet website; access by GXMC personnel to databases to assist with shareholder inquiries and reports; maintenance of privacy protection systems and procedures; oversight of anti-money laundering monitoring systems and procedures; anti-market timing monitoring systems and procedures, including implementation of shareholder information agreements under Rule 22c-2 under the 1940 Act and associated monitoring systems and procedures; and processing of shareholder.

(ix) Notwithstanding the foregoing, the Administrator may procure or delegate the provision of any of these services to third parties (including other financial institutions) with respect to shareholders that have relationships with such third parties, except for any services provided pursuant to the Distribution Agreement, Rule 12b-1 Plan and related agreements and the Investment Advisory Agreement.

(b) Other Services. The Administrator shall also procure on behalf of the Trust and the Funds, and at the expense of the Administrator, the following persons to provide services to the Funds:

(i) a sub-administrator for the Funds to provide administrative services;

(ii) a custodian or custodians for the Funds to provide for the safekeeping of the Funds’ assets;

(iii) a recordkeeping agent to maintain the portfolio accounting records for the Funds;

(iv) a transfer agent for the Funds;

(v) a securities lending agent for the Funds; and

(vi) a dividend disbursing agent for the Funds.

The Trust may be a party to any agreement with any of the persons referred to in this Section 2(b) above and will also be a party to the Distribution Agreement, Rule 12b-1 Plan and related agreements and the Investment Advisory Agreement.

(c) Special Services. The Administrator shall provide (either directly or by procuring through other entities, including various financial services firms such as broker-dealers and registered investment advisors (“Service Organizations”)) some or all of the following services and facilities in connection with products, programs or accounts offered by such Service Organizations with respect to the purchase, sale or holding by its customers or clients of Shares of any Fund:

(i) trade order processing and facilities for placing orders for the purchase and sale of a Fund’s Shares;

(ii) advertising with respect to a Fund’s Shares;

(iii) providing information about each Fund;

(iv) providing facilities to answer questions from prospective investors about each Fund;

(v) providing product descriptions for each Fund;

(vi) preparing, printing and delivering product descriptions and shareholder reports (as required) to prospective shareholders;

(vii) assisting prospective shareholders in purchasing, holding or selling Shares of a Fund; and

(viii) shareholder services provided by a Service Organization that may include, but are not limited to, the following: receiving, aggregating and processing shareholder orders; communicating periodically with shareholders; acting as the sole shareholder of record and nominee for shareholders; maintaining accounting records for shareholders; answering questions and handling correspondence from shareholders about their accounts with the Service Organization; issuing confirmations for transactions by shareholders; performing sub-account administrative services; providing such shareholder with communications and recordkeeping services as may be required for any program for which the Service Organization is a sponsor that relies on Rule 3a-4 under the 1940 Act; and providing such other similar services as may reasonably be requested to the extent the Service Organization is permitted to do so under applicable statutes, rules, or regulations.

(d) Ability to Appoint Service Providers. The Administrator shall not be required to provide directly hereunder any of the foregoing services that may cause the Administrator to be engaged in the business of effecting transactions in securities for the account of others, or to induce or attempt to induce the purchase or sale of any security, but may procure such services on behalf of the Trust from certain Service Organizations. The Administrator and the Trust understand that some or all of the services described in subparagraph (c) and this subparagraph (d) may be deemed to be services primarily intended to result in the sale of Shares (“Special Services”). The Administrator agrees to present reports as to out-of-pocket expenditures and internal expense allocations of the Administrator and any each Service Organization (including SEI) at least quarterly and in a manner that permits the Qualified Trustees (as defined herein) to determine what portion (if any) of the fees hereunder is for reimbursement regarding Special Services.

(e) Personnel. The Administrator shall also make its officers and employees available to the Board of Trustees and officers of the Trust for consultation and discussions regarding the administration of each Fund and services provided to each Fund under this Agreement.

(f) Standards; Reports. In performing these services, the Administrator:

(i) shall conform with the 1940 Act and all rules and regulations thereunder, with all other applicable federal, state and foreign laws and regulations, with any applicable procedures adopted by the Trust’s Board of Trustees, and with the provisions of the Trust’s Registration Statement filed on Form N-1A as supplemented or amended from time to time;

(ii) will make available to the Trust, promptly upon request, any of the books and records of any Fund that are maintained under this Agreement, and will furnish to regulatory authorities having the requisite authority any such books and records and any information or reports in connection with the Administrator’s services under this Agreement that may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

(iii) will, in addition to reports required by subparagraph (d) above, regularly report to the Trust’s Board of Trustees on the services provided under this Agreement and will furnish the Trust’s Board of Trustees with respect to each of the Funds such periodic and special reports as the Trustees may reasonably request.

3. Documentation. The Trust has delivered copies of each of the following documents to the Administrator and will deliver to it all future amendments and supplements thereto, if any:

(a) the Trust’s Registration Statement as filed with the SEC and any amendments thereto; and

(b) exhibits, powers of attorney, certificates and any and all other documents relating to or filed in connection with the Registration Statement described above.

4. Independent Contractor. The Administrator shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees of the Trust from time to time, have no authority to act for or represent the Trust in any way or otherwise be deemed its agent.

5. Compensation.

(a) As compensation for the duties and services specified in Section 2 of this Agreement, the Trust shall pay to the Administrator a monthly fee, calculated as a percentage (on an annual basis) of the average daily value of the net assets of each of the Funds during the preceding month. The fee rates applicable to each Fund shall be set forth in a schedule to this Agreement. The fees payable to the Administrator for all of the Funds shall be computed and accrued daily and paid monthly. If the Administrator shall serve for less than any whole month, the foregoing compensation shall be prorated.

(b) Any portion of the fees paid hereunder in respect of Shares representing reimbursement for the out-of-pocket expenditures and internally allocated expenses of the Administrator or any Service Organization in respect of Special Services of any Fund (as reviewed quarterly by the Trustees based on the reports described in Section 2(d) above) shall not exceed the rate of 0.25% per annum of the average daily net assets of such Fund attributable Shares. To the extent such out-of-pocket expenditures and internally allocated expenses exceed such rate, such excess shall be paid by the Administrator and/or any Service Organization from its own resources (which may include legitimate profits from serving as investment adviser and/or administrator) and shall not be used as a basis for justifying or evaluating fees paid hereunder to the Administrator in respect of services other than the Special Services.

6. Special Services: Distribution Plan. To the extent that this Agreement relates to payments made in connection with the distribution of the Shares of any Fund (i.e., Special Services), it shall also constitute a “distribution plan” and a “related agreement” within the meaning of Rule 12b-1 under the 1940 Act.

(a) Distribution Plan. In so far those portions of this Agreement regarding the provision of Special Services could be construed to constitute a part of a distribution plan, as required by Rule 12b-1 (in respect of any distribution plan):

(i) the term of this Agreement is as provided in Section 10 below;

(ii) the Administrator shall provide to the Trustees of the Trust, and all such Trustees shall review, at least quarterly, a written report of the amounts expended by the Trust for Special Services and the purposes for which such expenditures were made;

(iii) this Agreement may be terminated as provided in Section 10(b) below; and

(iv) this Agreement may not be amended to increase materially the maximum amount specified in Section 5(b) with respect to payments for Special Services (i.e., the rate of 0.25% per annum) payable out of assets for Special Services without approval by a majority of the outstanding Shares (as defined in Section 2(a)(42) of the 1940 Act in respect of voting securities) of a Fund.

(b) Related Agreement. In so far those portions of this Agreement regarding the provision of Special Services could be construed to constitute related agreements with respect to distribution plans, as required by Rule 12b-1 (in respect of any related agreement:

(i) this Agreement may be terminated as provided in Section 10 below; and

(ii) this Agreement may also terminate in the circumstances described in Section 15(d) below.

All material amendments to this Agreement (insofar as the relevant provision constitutes a part of a distribution plan) must be approved by a majority of the Qualified Trustees. Insofar as this Agreement constitutes a distribution plan for Shares, its provisions are severable for that Fund.

7. Non-Exclusivity. It is understood that the services of the Administrator hereunder are not exclusive, and the Administrator shall be free to render similar services to other investment companies and other clients.

8. Expenses. During the term of this Agreement, the Administrator will pay all fees and expenses incurred by it in connection with its obligations under this Agreement, except such fees and expenses as are specifically assumed by the Trust, on behalf of any Fund, under this Agreement. The Administrator assumes and shall pay for maintaining its staff and personnel and shall, at its own expense provide the equipment, office space, office supplies and facilities necessary to perform its obligations under this Agreement, including, but not limited to, communications facilities, computer systems and applications, internet access, and a web servicing platform and internet website. In addition, the Administrator shall bear the designated fees and expenses listed below under this Agreement. For avoidance of doubt, unless any fee or expense is specifically designated as a fee or expense to be paid by the Trust (on behalf of the Funds), it shall remain a fee or expense to be paid by the Administrator.

(a) Expenses of all audits by Trust’s independent public accountants;

(b) Expenses of the Trust’s transfer agent, registrar, dividend disbursing agent, securities lending agent, and shareholder recordkeeping services;

(c) Expenses of the Trust’s custodial services, including any recordkeeping services provided by the custodian;

(d) Expenses of obtaining quotations for calculating the value of each Fund’s net assets;

(e) Expenses of obtaining Portfolio Activity Reports for each Fund;

(f) Expenses of maintaining the Trust’s tax records;

(g) Costs and/or fees, including legal fees, incident to meetings of the Trust’s shareholders, the preparation, printing and distribution of Fund product descriptions (unless such expenses are paid for pursuant to Rule 12b-1 distribution plan or related agreement), notices and proxy statements and reports of the Trust to its shareholders, the filing of reports with regulatory bodies, the maintenance of the Trust’s existence and qualification to do business, and the expenses of issuing, redeeming, registering and qualifying for sale, Shares with federal and state securities authorities;

(h) The Trust’s ordinary legal fees, including the legal fees that arise in the ordinary course of business for a Delaware business trust registered as an open-end management investment company or fees that arise in the ordinary course of business in connection with listing Shares of any Fund on a securities exchange;

(i) Costs of printing certificates (if any) representing Shares of the Trust;

(j) The Trust’s pro rata portion of the fidelity bond required by Section 17(g) of the 1940 Act, or other insurance premiums;

(k) Association membership dues;

(l) Services of Service Organizations rendered in respect of Shares, to the extent and subject to the conditions set forth in Sections 2(c) and (d), 5 and 6 hereof;

(m) Salaries and other compensation or expenses, including travel expenses, of any of the Trust’s executive officers and employees (if any) and Trustees who are not officers, members, partners or employees of the Administrator or any of its subsidiaries or affiliates; and

(n) Fees and expenses, including travel expenses, and fees and expenses of legal counsel retained for their benefit of the Trust and the Trustees who are not officers, employees, partners, shareholders or members of GXMC or any of its subsidiaries or affiliates.

The Trust shall bear the following expenses:

(a) Taxes (including, but not limited to, income, excise, transfer and withholding taxes) levied against the Trust or any of its Funds;

(b) Brokerage fees, commissions and other expenses incurred for any of the Funds with respect to the acquisition and disposition of portfolio securities and the execution of portfolio transactions;

(c) Interest; and

(d) Extraordinary expenses, including extraordinary legal expenses, as may arise including expenses incurred in connection with litigation, proceedings, other claims and the legal obligations of the Trust to indemnify its trustees, officers, employees, shareholders, distributors, and agents with respect thereto;

9. Liability. The Administrator shall give the Trust the benefit of the Administrator’s best efforts in rendering services under this Agreement. The Administrator may rely on information reasonably believed by it to be accurate and reliable. As an inducement for the Administrator’s undertaking to render services under this Agreement, the Trust agrees that neither the Administrator nor its members, officers, partners, or employees shall be subject to any liability for, or any damages, expenses or losses incurred in connection with, any act or omission or mistake in judgment connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in performance of the Administrator’s duties, or by reason of reckless disregard of the Administrator’s obligations and duties under this Agreement. This provision shall govern only the liability to the Trust of the Administrator and that of its members, officers, partners, and employees, and shall in no way govern the liability to the Trust or the Administrator or provide a defense for any other person including persons that provide services for the Funds as described in Sections 2 (b), (c) and (d) of this Agreement.

10. Term and Continuation. This Agreement shall take effect as of the date indicated above, and shall remain in effect, unless sooner terminated as provided herein, for one year from such date, and shall continue thereafter on an annual basis with respect to each Fund provided that such continuance is specifically approved at least annually: (a) by the vote of a majority of the Board of Trustees of the Trust, and (b) by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of the Trust or the Administrator, and who have no direct or indirect financial interest in the operation of this agreement or any agreement related to Special Services (“Qualified Trustees”), cast in person at a meeting called for the purpose of voting on such approval. Failure of the Qualified Trustees to renew this Agreement and/or its termination by shareholder vote, assignment, or otherwise, shall not preclude the Board of Trustees from approving a substitute agreement in the manner provided under applicable law.

(a) Except as provided in Section 10(b) below, this Agreement may be terminated:

(i) by the Trust at any time with respect to the services provided by the Administrator, without the payment of any penalty, by vote of a majority of the entire Board of Trustees of the Trust or by a vote of a majority of the outstanding voting shares of the Trust or, with respect to a particular Fund or class, by vote of a majority of the outstanding voting shares of such Fund or class, on sixty (60) days’ written notice to the Administrator;

(ii) at the expiration of the one-year period commencing on the date of this Amended and Restated Agreement, by the Administrator at any time, without the payment of any penalty, upon sixty (60) days’ written notice to the Trust.

(b) insofar as it relates to Special Services of any Fund, at any time, without the payment of any penalty, by a majority of the Qualified Trustees or by vote of a majority of the outstanding Shares.

11. Use of Name. It is understood that the names “Global X Management Company LLC” or “Global X” or any derivative thereof or logo associated with those names are the valuable property of Global X Management and its affiliates, and that the right of the Trust and/or the Funds to use such names (or derivatives or logos) shall be governed by the Investment Advisory Contract.

12. Notices.

Notices of any kind to be given to the Administrator by the Trust shall be in writing and shall be duly given if mailed or delivered to the Administrator at:

410 Park Avenue,

New York, New York 10001, or to such other address or to such individual as shall be specified by the Administrator.

Notices of any kind to be given to the Trust by the Administrator shall be in writing and shall be duly given if mailed or delivered to the Trust at:

410 Park Avenue

New York, New York 10001, or to such other address or to such individual as shall be specified by the Trust.

13. Trust Obligation. A copy of the Trust’s Declaration of Trust is on file with the Secretary of State of Delaware and notice is hereby given that the Agreement has been executed on behalf of the Trust by an officer of the Trust in his or her capacity as an officer and not individually. The obligations of this Agreement shall only be binding upon the assets and property of the Trust and shall not be binding upon any trustee, officer, or shareholder of the Trust individually.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

15. Miscellaneous.

This Agreement shall be governed by the laws of New York, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, or any rule or order of the SEC thereunder.

(b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable. To the extent that any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise with regard to any party, hereunder, such provisions with respect to other parties hereto shall not be affected thereby.

(c) The captions in this Agreement are included for convenience only and in no way define any of the provisions hereof or otherwise affect their construction or effect.

(d) This Agreement may not be assigned by the Board of Trustees acting on behalf of the Trust or the Administrator without the consent of the other party. With respect to Section 2(c) (i.e., Special Services), the provision of Section 2(c) will terminate with respect to any Fund in the event of an “assignment” (as defined in the 1940 Act). To the extent that Section 2(c) is terminated in the event of an “assignment”, the remaining provisions of the Agreement shall not be affected thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Supervision and Administration Agreement to be executed by their officers designated on December __, 2011.

GLOBAL X FUNDS

By: _________________________________
Title:

GLOBAL X MANAGEMENT COMPANY LLC

By: _________________________________
Title:

Schedule A

AMENDED AND RESTATED SCHEDULE A
TO THE SUPERVISION AND ADMINISTRATION AGREEMENT
BETWEEN
GLOBAL X FUNDS AND GLOBAL X MANAGEMENT COMPANY LLC
DATED OCTOBER 20, 2008

Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement to include the following investment portfolios as of December 19, 2011:

Name of Fund	Annual Supervision and Admin Fee	Date Fund Approved by Board	Date Board Approved Continuance of I/A/A	Date Fund Commenced Operations
Global X FTSE Nordic Region ETF	0.50%	September 26, 2008	November 11, 2011	August 17, 2009
Global X FTSE Denmark 20 ETF	0.50%	October 2, 2009	November 11, 2011
Global X FTSE Finland 25 ETF	0.50%	October 2, 2009	November 11, 2011
Global X FTSE Norway 30 ETF	0.50%	October 2, 2009	November 11, 2011	November 9, 2010
Global X FTSE Argentina 20 ETF	0.74%*	December 5, 2008	November 11, 2011	March 2, 2011
Global X FTSE Colombia 20 ETF	0.68%*	December 5, 2008	November 11, 2011	February 5, 2009
Global X Pakistan KSE-30 ETF	0.68%*	October 2, 2009	November 11, 2011
Global X Emerging Africa ETF	0.63%*	October 2, 2009	November 11, 2011
Global X FTSE United Arab Emirates 20 ETF	0.98%	October 2, 2009	November 11, 2011
Global X China Consumer ETF	0.65%	October 2, 2009	November 11, 2011	November 30, 2009
Global X China Energy ETF	0.65%	October 2, 2009	November 11, 2011	December 15, 2009
Global X China Financials ETF	0.65%	October 2, 2009	November 11, 2011	December 10, 2009
Global X China Industrials ETF	0.65%	October 2, 2009	November 11, 2011	November 30, 2009
Global X China Materials ETF	0.65%	October 2, 2009	November 11, 2011	January 12, 2010
Global X NASDAQ China Technology ETF	0.65%	October 2, 2009	November 11, 2011	December 8, 2009
Global X Copper Miners ETF	0.65%	March 26, 2010	November 11, 2011	April 19, 2010
Global X Pure Gold Miners ETF	0.59%	March 26, 2010	November 11, 2011	March 14, 2011
Global X Platinum Miners ETF	0.65%	March 26, 2010	November 11, 2011
Global X Silver Miners ETF	0.65%	March 26, 2010	November 11, 2011	April 19, 2010
Global X Brazil Consumer ETF	0.77%	June 4, 2010	November 11, 2011	July 7, 2010
Global X Brazil Financials ETF	0.77%	June 4, 2010	November 11, 2011	July 28, 2010
Global X Brazil Industrials ETF	0.77%	June 4, 2010	November 11, 2011
Global X Brazil Materials ETF	0.77%	June 4, 2010	November 11, 2011
Global X Brazil Utilities ETF	0.77%	June 4, 2010	November 11, 2011
Global X Brazil Mid Cap ETF	0.69%	June 4, 2010	November 11, 2011	June 21, 2010
Global X China Mid Cap ETF	0.65%	June 4, 2010	November 11, 2011
Global X Aluminum ETF	0.69%	June 4, 2010	November 11, 2011
Global X Lithium ETF	0.75%	June 4, 2010	November 11, 2011	July 22, 2010
Global X Uranium ETF	0.69%	June 4, 2010	November 11, 2011	November 3, 2010
Global X Fishing Industry ETF	0.69%	June 4, 2010	November 11, 2011	May 3, 2011
Global X Food ETF	0.65%	June 4, 2010	November 11, 2011	May 3, 2011
Global X Shipping ETF	0.65%	June 4, 2010	November 11, 2011
Global X Waste Management ETF	0.65%	June 4, 2010	November 11, 2011	April 12, 2011
Global X Gold Explorers ETF	0.65%	August 27, 2010	November 11, 2011	November 3, 2010
Global X Russell Emerging Markets Growth ETF	0.69%	November 17, 2010	November 11, 2011

Global X Russell Emerging Markets Value ETF	0.69%	November 17, 2010	November 11, 2011
Global X Next 11 ETF	0.75%	November 17, 2010	November 11, 2011
Global X FTSE ASEAN 40 ETF	0.65%	November 17, 2010	November 11, 2011	February 16, 2011
Global X FTSE Andean 40 ETF	0.72%	November 17, 2010	November 11, 2011
Global X S&P/TSX Venture 30 Canada ETF	0.75%	November 17, 2010	November 11, 2011	March 16, 2011
Global X Oil Equities ETF	0.49%	November 17, 2010	November 11, 2011	March 14, 2011
Global X Auto ETF	0.65%	November 17, 2010	November 11, 2011	May 18, 2011
Global X UK Small-Cap ETF	0.59%	February 25, 2011	November 11, 2011
Global X Mexico Small-Cap ETF	0.69%	February 25, 2011	November 11, 2011	May 5, 2011
Global X Hong Kong Small-Cap ETF	0.69%	February 25, 2011	November 11, 2011
Global X Germany Small-Cap ETF	0.59%	February 25, 2011	November 11, 2011
Global X Singapore Small-Cap ETF	0.69%	February 25, 2011	November 11, 2011
Global X South Korea Small-Cap ETF	0.69%	February 25, 2011	November 11, 2011
Global X Taiwan Small-Cap ETF	0.69%	February 25, 2011	November 11, 2011
Global X Rare Earths ETF	0.65%	February 25, 2011	November 11, 2011
Global X Strategic Metals ETF	0.65%	February 25, 2011	November 11, 2011
Global X Fertilizers/Potash ETF	0.69%	February 25, 2011	November 11, 2011	May 25, 2011
Global X SuperDividend ETF	0.58%	February 25, 2011	November 11, 2011	June 8, 2011
Global X Canada Preferred ETF	0.58%	February 25, 2011	November 11, 2011	May 23, 2011
Global X Farming ETF	0.68%	May 11, 2011	November 11, 2011	June 1, 2011
Global X MLP ETF	0.85%	May 11, 2011	November 11, 2011
Global X MLP Natural Gas ETF	0.85%	May 11, 2011	November 11, 2011
Global X FTSE Portugal 20 ETF	0.55%*	August 19, 2011	November 11, 2011
Global X FTSE Ukraine ETF	0.68%*	August 19, 2011	November 11, 2011
Global X FTSE Greece 20 ETF	0.55%*	August 19, 2011	November 11, 2011
Global X Hungary ETF	0.68%*	August 19, 2011	November 11, 2011
Global X Luxembourg ETF	0.55%*	August 19, 2011	November 11, 2011
Global X FTSE Morocco 20 ETF	0.68%*	August 19, 2011	November 11, 2011
Global X Czech Republic ETF	0.68%*	August 19, 2011	November 11, 2011
Global X Slovakia ETF	0.68%*	August 19, 2011	November 11, 2011
Global X Qatar ETF	0.68%*	August 19, 2011	November 11, 2011
Global X Kuwait ETF	0.68%*	August 19, 2011	November 11, 2011
Global X Nigeria ETF	0.68%*	August 19, 2011	November 11, 2011
Global X FTSE Bangladesh ETF	0.68%*	August 19, 2011	November 11, 2011
Global X FTSE Sri Lanka ETF	0.68%*	August 19, 2011	November 11, 2011
Global X Kazakhstan ETF	0.68%*	August 19, 2011	November 11, 2011
Global X FTSE Frontier Markets ETF	0.68%*	August 19, 2011	November 11, 2011
Global X Central America ETF	0.68%*	August 19, 2011	November 11, 2011
Global X Central and Northern Europe ETF	0.55%*	August 19, 2011	November 11, 2011
Global X Southern Europe ETF	0.55%*	August 19, 2011	November 11, 2011
Global X Eastern Europe ETF	0.68%*	August 19, 2011	November 11, 2011
Global X Central Asia ETF	0.68%*	August 19, 2011	November 11, 2011
Global X Sub-Saharan Africa ETF	0.68%*	August 19, 2011	November 11, 2011

Global X S&P Pan Arab ETF	0.68%*	August 19, 2011	November 11, 2011
Global X FTSE Toll Roads & Ports ETF	0.65%	August 19, 2011	November 11, 2011
Global X FTSE Railroads ETF	0.65%	August 19, 2011	November 11, 2011
Global X Farmland & Timberland ETF	0.65%	August 19, 2011	November 11, 2011
Global X Cement ETF	0.69%	August 19, 2011	November 11, 2011
Global X Advanced Materials ETF	0.69%	August 19, 2011	November 11, 2011
Global X Social Media Index ETF	0.65%	August 19, 2011	November 11, 2011
Global X NASDAQ 500 ETF	0.48%	November 11, 2011
Global X NASDAQ 400 Mid Cap ETF	0.48%	November 11, 2011
Global X NASDAQ 100 Global Technology Index ETF	0.48%	November 11, 2011
Global X Permanent ETF	0.48%	November 11, 2011

*	Asset-based custody fees are not included in the annual Supervision and Administration fee. Asset-based custody fees will be borne by the respective fund.

GLOBAL X FUNDS
__________________ ___________
By: Bruno del Ama
Title: President and CEO

GLOBAL X MANAGEMENT COMPANY LLC

________________________________
By: Bruno del Ama
Title: CEO